Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. Plans to Announce First Quarter Financial Results during a Conference Call on April 25, 2007

ATLANTA, April 17, 2006 — RPC Incorporated (NYSE: RES) announced today that it will release its financial results for the first quarter ended March 31, 2007 on Wednesday, April 25, 2007 before the market opens. In conjunction with its earnings release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, April 25, 2007 at 9 a.m. Eastern Time.

Individuals wishing to participate in the conference call should dial (888) 744-3690 or (706) 643-1513 for international callers. For interested individuals unable to join the call, a replay will be available until midnight on May 2, 2007 by dialing (800) 642-1687 or (706) 645-9291, conference ID 6065765. This call also will be broadcast and archived on the company’s investor Web site at http://www.rpc.net. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC’s oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services. RPC’s investor Web site can be found on the Internet at www.rpc.net.

For information about RPC, Inc. and/ or this event, please contact:

Ben Palmer
Chief Financial Officer
404.321.2140
irdept@rpc.net

Jim Landers
V.P. Corporate Finance
404.321.2162
jlanders@rpc.net

www.rpc.net